SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of the 12th day of February, 1999, by and between CONVERGENT COMMUNICATIONS SERVICES, INC., a Colorado corporation ("CCSI") whose address is 400 Inverness Drive South, Fourth Floor, Englewood, Colorado 80112, and the KANSAS
COMMUNICATIONS, INC., a Kansas corporation ("KCI"), whose address is 650 Townsend, Suite 225, San Francisco, California 94103-4908. All terms not otherwise defined herein shall have their meanings as defined that certain Asset Purchase Agreement, dated as of February 1, 1999 ("Asset Purchase Agreement").

                                    RECITALS

         A. CCSI and KCI have entered into the Asset Purchase Agreement, whereby CCSI is acquiring the Purchased Assets from KCI, on the terms and conditions set forth in the Asset Purchase Agreement.

         B. Pursuant to the Asset Purchase Agreement, CCSI has delivered to KCI a Secured Purchaser's Note totaling $1,000,000.00 (the "Secured Purchaser's
Note"), a Secured July Note totaling $2,000,000.00 (the "Secured July Note"), and a Secured Contingent Note totaling $1,500,000.00 (the "Secured Contingent Note," and together with the Secured Purchaser's Note and the Secured July Note, referred to collectively herein as the "Note").

         C. Pursuant to the Asset Purchase Agreement and the Note, CCSI is obligated to deliver this Agreement to KCI to secure payment of the Note.

         NOW THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. The following terms have the meanings set forth below, unless the context requires otherwise:

                  1.1 "Act" means the Uniform Commercial Code as adopted and in effect in the State of Colorado, and any act that may be substituted therefor, as from time to time amended.

                  1.2 "Agreement" means this Agreement, together with all exhibits, riders, supplements, addenda and additions now or hereafter attached hereto or made a part hereof, and all amendments hereof.

                  1.3 "Collateral" means and includes the Purchased Assets as such term is defined in Section 1 of the Asset Purchase Agreement and all proceeds and products of the Purchased Assets. For purposes of this Agreement, the term "proceeds" means KCI's interest in whatever is receivable or received when Purchased Assets or proceeds are sold, collected, exchanged, liquidated, dissolved or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation: (i) any claims against third parties for loss or damage to or destruction of any of the foregoing; and (ii) insurance policies or insurance proceeds covering any of the above including all rights to payment and return premiums with respect to any insurance relating thereto.

                  1.4 "Equity or Debt Financing" shall mean any change in the paid in capital as shown on the balance sheet of either CCSI or Convergent Communications, Inc., a Colorado Corporation ("Convergent") as a result of a sale of common or preferred stock and shall mean any additional debt incurred by either CCSI or Convergent whether from a bond offering, or a new line of credit or an increase in a line of credit beyond that on the balance sheet of CCSI or Convergent as of December 31, 1998.

                  1.5 "Event of Default" means the occurrence of any of the following events:

                           1.5.1 the failure of CCSI to fulfill any of the Obligations (as defined herein) as and when due;

                           1.5.2 the commencement by or against CCSI of any bankruptcy, insolvency, arrangement, reorganization, receivership or other similar proceeding under any federal or state law;

                           1.5.3 the  failure  or  inability  of CCSI to pay its
                  debts generally as they become due;

                           1.5.4 the occurrence of a default or event of default
                  under any other agreement for leased property or for borrowed money to which CCSI is a party or a guarantor, if the effect of such default or event of default would permit the obligations of CCSI thereunder to become due prior to the expressed maturity date, and after any applicable cure period;

                           1.5.5 the sale of substantially  all of the assets of
                  CCSI or the merger of CCSI with or into any other unaffiliated entity.

                           1.5.6 failure of CCSI to notify KCI in writing of the
                  completion of an Equity or Debt Financing.

                  1.6 "Liens" means any and all liens, equities, claims, prior assignments, mortgages, charges, security interests, pledges, conditional sales contracts, collateral security arrangements, restrictions or encumbrances whatsoever.

                  1.7 "Obligations" means all indebtedness and obligations which may at any time be owing by CCSI to KCI under the Note and the Asset Purchase Agreement, whether currently in existence or hereafter incurred, whether such indebtedness or obligations are absolute or contingent, joint or several, matured or unmatured, direct or indirect.

                  1.8  "Permitted  Liens"  shall have the  meaning  set forth in
Section 3 hereof.

                  1.9 Terminology. In addition to and cumulative with such other definitions and descriptions as herein may be provided therefor, the terms "equipment," "inventory," "accounts," "general intangibles," "chattel paper," "documents of title," "goods," "consumer goods" and "instruments," if and to the extent used herein, shall have such meanings as may be respectively ascribed to them in the Act as in existence on the date hereof.

         2. Grant of Security Interest. As a general and continuing collateral security for payment of the Obligations and the performance by CCSI of all of the provisions of the Note, CCSI hereby grants to KCI a security interest in and to all of the Collateral on the terms and subject to the conditions set forth herein and CCSI makes such further agreements with KCI in regard thereto as hereinafter set forth.

         3. Subordination. KCI hereby agrees that its security interest in and to all of the Collateral shall be junior and subordinated in all respects to a single first priority security interest created by CCSI's lender, or lenders pursuant to an intercreditor agreement, in connection with any financing arrangements it may enter into from time to time with respect to the Collateral and the transactions contemplated by the Asset Purchase Agreement, whether such security interest exists now or is created hereafter, provided that the assets which are secured by such first priority lien are insured in an amount equal to the replacement value of such collateral (the "Permitted Lien").

         4.  Representations and Warranties.

                  4.1 Ownership of Collateral. CCSI is the owner of all right, title and interest in and to the Collateral free and clear from any and all Liens other than (i) the Permitted Liens and (ii) the Lien created hereby, which shall be junior to the Permitted Liens.

                  4.2 Right to Assign. Except as is otherwise provided herein, CCSI has the full right, power and authority to make this assignment of the Collateral.

                  4.3 Delivery. CCSI agrees to deliver all agreements, letters of credit, promissory notes, chattel paper or anything else the physical possession of which is necessary in order for KCI to perfect or preserve a junior lien and security interest in and to the Collateral.

                  4.4 Taxes. All federal, state, county and local income, excise, sales, transfer, use, gross receipts, ad valorem, payroll and other taxes, fees and assessments imposed on the operations of CCSI and all federal and state payroll taxes required to be withheld by CCSI as of CCSI's December 31, 1998 balance sheet have been or will be duly and fully reported, paid and discharged except where extensions have been applied for and granted and where such extensions have not expired. All federal, state, county, local and other tax returns which are required to be filed by or on behalf of CCSI have been filed and when filed were true and correct in all respects.

         5. General Covenants.

                  5.1 Liens. CCSI shall keep the Collateral free and clear of all Liens, except for (i) the Permitted Liens and (ii) the Lien created hereby, which shall be junior to the Permitted Liens.

                  5.2 Casualty. CCSI shall promptly notify Holder of any material loss of or damage to the Collateral or any part thereof.

                  5.3 Use of Collateral. Until there occurs an Event of Default, CCSI may, subject to the provisions of Section 5 hereof, use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

                  5.4 Disposition of Collateral. Except in connection with the Permitted Liens, CCSI may not sell, lease, exchange or otherwise dispose of any of the Collateral without the prior written consent of KCI; provided, however, that CCSI may sell, exchange or otherwise dispose of portions of the Collateral which are obsolete, worn-out or unsuitable for continued use by CCSI if such Collateral is replaced promptly upon its disposition with items constituting Collateral having a market value equal or greater than Collateral so disposed of and in which KCI shall obtain and have a Lien pursuant hereto of the same priority as in Collateral so disposed of.

                  5.5 Insurance. CCSI shall insure the Collateral (fixed assets) through extended coverage policies at the sole expense of CCSI covering the interests of KCI as they may appear, against loss or damage by fire and other hazards, theft, explosion, flood, and such other risks in such amount at all times sufficient to cover the full replacement cost of the Collateral. All such insurance policies shall name KCI as a loss payee, to the extent of the interest of KCI, and shall also provide that no act or default of CCSI or any other person shall affect the right of KCI to recover under such insurance policies. All such policies shall contain provisions that such insurance policies may not be cancelled without providing ten (10) days prior written notice to KCI. CCSI agrees to deliver to KCI, promptly as rendered, true and correct copies of all claim reports made to all insurance companies. CCSI and KCI agree that any insurance proceeds received as a result of loss or damage to the Collateral will be used to repair or replace said Collateral under the terms and conditions of the required property insurance policies. Immediately upon the request of KCI, CCSI shall deliver to KCI proof of payment of premiums of all insurance required hereunder. If CCSI fails to provide or pay for any such insurance, KCI is authorized (but not obligated) to procure the same at the expense of CCSI. CCSI shall provide commercial general liability insurance covering bodily injury, property damage, and fire legal liability claims. Said policy will name KCI as an additional insured to the extent of the interest of KCI.

                  5.6 Adequate Books. CCSI agrees to keep and maintain the books and records delivered in accordance with Section 1.6 of the Asset Purchase Agreement at the offices of KCI in Lenexa, Kansas.

                  5.7 Reports. Whether or not the Company has a class of securities registered under the Securities Exchange Act of 1934, CCSI shall furnish, without cost to KCI, any reports or financial statements to KCI that Convergent is required to deliver to its bondholders, including all such reports and financial statements required to be filed by it under the Securities Exchange Act of 1934, within a reasonable time after each filing.

                  5.8 Inspection of Books of CCSI. KCI shall have the right to inspect the Collateral and any books and records pertaining thereto (and the right to make extracts from and to receive from CCSI copies of such records) and to inspect the books and records delivered to CCSI in accordance with Section
1.6 of the Asset Purchase Agreement as provided in Section 10.5 of the Asset Purchase Agreement.

                  5.9 Estoppel Certificate. CCSI shall furnish to KCI, at any time and from time to time at the reasonable request of KCI, written evidence (in form and substance reasonably satisfactory to KCI) that CCSI has fully complied with all of the material covenants, representations, warranties and other agreements of CCSI and other obligations herein.

         6. Preservation. CCSI will take all reasonably necessary and appropriate measures to obtain, maintain, protect and preserve any material Collateral consisting of intangible items including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

         7. Remedies. Upon the occurrence and during the existence of any Event of Default, KCI shall have all of the rights and remedies described in this
Section 7, including any subsections, and KCI may exercise any one, more or all of such remedies, in its sole discretion, without thereby waiving any of the others.

                  7.1 General Remedies of a Secured Party. KCI shall have all of the rights and remedies of a "secured party" under the Act (regardless of whether the Act has been enacted in the jurisdiction where the rights and remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof by such means (without breach of the peace) and through agents or otherwise as it may elect, the right to sell, lease or otherwise dispose of the Collateral or any portion thereof, the right to apply the proceeds derived therefrom to any and all of the Obligations secured thereby in such order as KCI may elect, and, for this purpose, the right to sign in the name of KCI any transfer, conveyance or instrument necessary in the premises. Any such disposition of the Collateral may be in its then condition or following any commercially reasonable preparation or processing thereof, by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time or place and on any terms, so long as the same are commercially reasonable.

                  7.2 Notice of Disposition. KCI shall give CCSI written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is sent by reliable overnight courier to CCSI at its last known address as shown on CCSI's records at least five (5) business days before such disposition.

                  7.3 Receiver. In addition to the foregoing, KCI may appoint any person to be a receiver (which term shall include a receiver and manager) of the Collateral, including, without limitation, any rents and profits thereof and may remove any receiver and appoint another in its stead, and such receiver so appointed shall have power to take possession of the Collateral and to carry on or concur in carrying on the business of CCSI, and to dispose of or concur in the disposition of the Collateral or any part thereof in the manner described hereinabove. Any such receiver shall for all purposes be deemed to be the agent of KCI. KCI may from time to time fix the remuneration of such receiver. KCI in appointing or refraining from appointment of such receiver shall not incur any liability to the receiver, CCSI or otherwise.

                  7.4 Application of Proceeds. All moneys from time to time received by KCI from the disposition of Collateral shall be applied by KCI: first, in discharge of all reasonable expenses of re-taking, holding, preserving, preparing for sale or lease, selling, leasing and the like of the Collateral, including, without limitation, fees and expenses of any receivers and attorneys, insurance premiums, tax payments and the like; secondly, to all outstanding fees and other expenses owing under the Note; thirdly, accrued interest on the Obligations; fourthly, to the principal balances of any such Obligations; lastly, to CCSI, any residue.

         8. Further Assurances. CCSI shall from time to time forthwith on KCI's reasonable request do, make and execute, and use reasonable good faith efforts to cause to be done, made and executed, such financing statements, certificates of title, landlord's and mortgagee's waivers, estoppel certificates, further assignments, documents, acts, matters and things as may be reasonably required by KCI of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and in the case of CCSI's refusal to act, CCSI hereby constitutes and appoints KCI as the true and lawful attorney of CCSI irrevocably with full power of substitution to do, make and execute all such statements, assignments, documents, acts, matters or things with the right to use the name of CCSI whenever and wherever it may be reasonably deemed necessary or expedient. CCSI hereby agrees that such power of attorney is one coupled with an interest.

         9. Dealings. KCI may grant extensions of time and other indulgences, take and give up securities, accept compromises, grant releases and discharges and otherwise deal with CCSI, debtors of CCSI, sureties and others and with the Collateral and other securities as KCI may see fit, without prejudice to the liability of CCSI or KCI's right to hold and realize upon this security.

         10.      General.

                  10.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

                  10.2 Non-Exclusivity of Remedies. No remedy for the enforcement of the rights of CCSI hereunder shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently, successively or in combination.

                  10.3 Waiver. Each and every right granted to KCI under this Agreement or allowed to KCI by law or in equity, shall be cumulative and may be exercised from time to time by KCI in its sole discretion. No failure on the part of KCI to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by KCI of any right preclude any other or future exercise thereof or the exercise of any other right.

                  10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                  10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

                  10.6 Reimbursement. If any taxes, fees or other costs shall be payable on account of the execution, issuance, delivery or recording of this Agreement or any financing statements, certificates, documents or instruments executed in connection herewith, by reason of any existing or hereafter enacted federal, state or provincial statute, CCSI will pay all such taxes, fees or other costs, including any applicable interest and penalty, and will indemnify and hold KCI harmless from and against liability in connection therewith.




                            [Signature page follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on the date first written above.


CONVERGENT COMMUNICATIONS                       KANSAS COMMUNICATIONS, INC.
SERVICES, INC.

 .
By __________________________________        By ________________________________
   John R. Evans, Chief Executive Officer      Garrett J. Girvan, Vice President